Exhibit 99.1        Press Release dated October 23, 2023

SIMPSON MANUFACTURING CO., INC. ANNOUNCES 2023 THIRD QUARTER FINANCIAL RESULTS

Pleasanton, CA – October 23, 2023

●	Net sales of $580.1 million increased 4.8% year-over-year
●	Income from operations of $140.2 million increased 14.2% year-over-year
●	Diluted earnings per share of $2.43 increased 18.0% year-over-year
●	Declared $0.27 per share quarterly cash dividend

Simpson Manufacturing Co., Inc. (the “Company”) (NYSE: SSD), an industry leader in engineered structural connectors and building solutions, today announced its financial results for the third quarter of 2023. Refer to the “Segment and Product Group Information” table below for additional segment information (including information about the Company’s Asia/Pacific segment and Administrative and All Other segment).

All comparisons below (which are generally indicated by words such as “increased,” “decreased,” “remained,” or “compared to”), unless otherwise noted, are comparing the quarter ended September 30, 2023, with the quarter ended September 30, 2022.

2023 Third Quarter Financial Highlights

•Consolidated net sales of $580.1 million increased 4.8% from $553.7 million.
◦North America net sales of $456.8 million increased 4.4% from $437.8 million, mostly due to higher volumes partially offset by price decreases in effect earlier in 2023.
◦Europe net sales of $119.0 million increased 6.4% from $111.9 million, primarily due to the positive effect of approximately $7.9 million in foreign currency translation, partly offset by lower volumes.

•Consolidated gross profit of $282.9 million increased 15.7% from $244.5 million. Gross margin increased to 48.8% from 44.2%.
◦North America gross margin increased to 51.8% from 47.5%, primarily due to lower raw material costs, offset by higher warehouse and freight costs, as a percentage of net sales.
◦Europe gross margin increased to 37.9% from 31.5%, primarily due to a decrease in raw material costs as a percentage of net sales. Cost of sales in the prior year period included a $2.9 million inventory fair-value adjustment as a result of purchase accounting with respect to the acquisition of FIXCO Invest S.A.S ("ETANCO").

•Consolidated income from operations of $140.2 million increased 14.2% from $122.8 million. The increase was primarily due to increased consolidated gross profit, which was partly offset by higher operating expenses, including increased variable compensation and personnel costs as a result of the increase in the number of employees supporting production, engineering and sales activities. Operating expenses were partly offset by lower acquisition and integration costs including lower professional fees. Consolidated operating margin increased to 24.2% from 22.2%.
◦North America income from operations of $135.6 million increased 6.5% from $127.3 million. The increase was primarily due to higher gross profit, which was partly offset by increased personnel costs from the increase in the number of employees supporting production, engineering and sales activities and variable compensation.
◦Europe income from operations of $15.5 million increased 151.3% from $6.1 million, primarily due to higher gross profit (partly due to the prior year $2.9 million raw material fair-value adjustment as noted above) and lower acquisition and integration costs, which were partly offset by increases in personnel costs and variable compensation.

•Net income was $104.0 million, or $2.43 per diluted share of the Company's common stock, compared to net income of $88.2 million, or $2.06 per diluted share.

•Cash flow provided by operating activities increased approximately $79.7 million from $124.9 million to $204.6 million, mostly from increases in net income and decreases in working capital.

•Cash flow used in investing activities increased approximately $9.8 million from $12.0 million to $21.8 million. Capital expenditures were approximately $22.5 million compared to $9.7 million.

Management Commentary

“We delivered solid financial performance in a challenging operating environment with third quarter net sales of $580.1 million increasing 4.8% over the prior year quarter led by improved volumes in our North America segment,” commented Mike Olosky, President and Chief Executive Officer of Simpson Manufacturing Co., Inc. "We achieved double-digit volume growth year-over-year in our commercial, national retail and building technology markets as we have continued to execute on our strategies, enabling us to win new applications and customers. While Europe net sales were relatively flat year-over-year on a local currency basis, our gross margin has continued to improve versus historical levels and ETANCO continues to perform well.”

Mr. Olosky concluded, “While 2023 U.S. housing starts will likely finish below 2022 levels, we continue to believe in the sustainable strength of the housing market in the mid to long-term given the shortage of new housing. However, based on the current interest rate environment and the resultant impact on the housing market, we anticipate that our fourth quarter 2023 results will start reflecting some downward pressure, in addition to typical seasonality, compared to the third quarter of 2023. Further, while our operations throughout the Company were mostly down for approximately three days in mid-October due to a cybersecurity incident, the swift actions of our dedicated team and commitment to our customers led us to resume shipments to clear our backlog within just one week. Looking ahead, we continue to believe that we have ample opportunities to pursue our growth initiatives and enhance stockholder value over time.”

Corporate Developments

•On October 19, 2023, the Company’s Board of Directors (the "Board") declared a quarterly cash dividend of $0.27 per share, estimated to be $11.5 million in total. The dividend will be payable on January 25, 2024, to the Company's stockholders of record as of January 4, 2024.

Business Outlook

The Company has updated its 2023 financial outlook based on three quarters of financial information to reflect its latest expectations regarding demand trends, raw material costs and operating expenses. Based on business trends and conditions as of today, October 23, 2023, the Company's outlook for the full fiscal year ending December 31, 2023 is as follows:

•Operating margin is now estimated to be in the range of 22.0% to 22.5%.

•The effective tax rate is estimated to be in the range of 25% to 26%, including both federal and state income tax rates and assuming no tax law changes are enacted.

•Capital expenditures are estimated to be approximately $100.0 million depending on a number of various external factors.

•The Company continues to make progress on its efforts to integrate ETANCO into its operations and to realize previously identified offensive and defensive synergies in the years ahead. However, the Company expects these efforts will result in ongoing integration costs through 2023 and beyond.

Conference Call Details

Investors, analysts and other interested parties are invited to join the Company’s third quarter 2023 financial results conference call on Monday, October 23, 2023, at 5:00 pm Eastern Time (2:00 pm Pacific Time). To participate, callers may dial (877) 407-0792 (U.S. and Canada) or (201) 689-8263 (International) approximately 10 minutes prior to the start time. The call will be webcast simultaneously and can be accessed through https://viavidwebcastscom/startherejsp?ei=1634882&tp_key=4c1fcebd79 or a link on the Company’s website at ir.simpsonmfg.com. For those unable to participate during the live broadcast, a replay of the call will also be available beginning that same day at 8:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on Monday, November 6, 2023 by dialing (844) 512–2921 (U.S. and Canada) or (412) 317–6671 (International) and entering the conference ID: 13741278. The webcast will remain posted on the Investor Relations section of Simpson's website at ir.simpsonmfg.com for 90 days.

A copy of this earnings release will be available prior to the call, accessible through the Investor Relations section of the Company's website at ir.simpsonmfg.com.

About Simpson Manufacturing Co., Inc.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiaries, including Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood construction products, including connectors, truss plates, fastening systems, fasteners and shear walls, and concrete construction products, including adhesives, specialty chemicals, mechanical anchors, powder actuated tools and reinforcing fiber materials. The Company primarily supplies its building product solutions to both the residential and commercial markets in North America and Europe. The Company's common stock trades on the New York Stock Exchange under the symbol "SSD."

Copies of Simpson Manufacturing's Annual Report to Stockholders and its proxy statements and other SEC filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are made available free of charge on the company's web site on the same day they are filed with the SEC. To view these filings, visit the Investor Relations section of the Company's web site at ir.simpsonmfg.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "outlook," "target," "continue," "predict," "project," "change," "result," "future," "will," "could," "can," "may," "likely," "potentially," or similar expressions. Forward-looking statements are all statements other than those of historical fact and include, but are not limited to, statements about future financial and operating results, our plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales and market growth, comparable sales, earnings and performance, stockholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, our ongoing integration of ETANCO, our strategic initiatives, including the impact of these initiatives on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing.

Forward-looking statements are subject to inherent uncertainties, risks and other factors that are difficult to predict and could cause our actual results to vary in material respects from what we have expressed or implied by these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed in or implied by our forward-looking statements include the effect of global pandemics such as the COVID-19 pandemic and other widespread public health crisis and their effects on the global economy, the effects of inflation and labor and supply shortages, on our operations, the operations of our customers, suppliers and business partners, and our ongoing integration of ETANCO, as well as those discussed in the "Risk Factors" and " Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC.

We caution that you should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Readers are urged to carefully review and consider the various disclosures made in our reports filed with the SEC that advise of the risks and factors that may affect our business, results of operations and financial condition.

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Consolidated Condensed Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$580,084	$553,662	$1,712,093	$1,640,464
Cost of sales	297,167	309,139	888,835	899,828
Gross profit	282,917	244,523	823,258	740,636
Research and development and engineering expense	24,751	17,084	67,035	49,892
Selling expense	52,391	42,539	151,497	124,449
General and administrative expense	64,793	60,319	197,267	172,511
Total operating expenses	141,935	119,942	415,799	346,852
Acquisition and integration related costs	785	1,866	4,086	14,681
Gain on disposal of assets	(16)	(100)	(223)	(1,227)
Income from operations	140,213	122,815	403,596	380,330
Interest income (expense), net and other	1,292	(2,983)	18	(6,568)
Other & foreign exchange loss, net	(1,429)	(1,707)	(1,471)	(3,814)
Income before taxes	140,076	118,125	402,143	369,948
Provision for income taxes	36,055	29,882	102,958	93,559
Net income	$104,021	$88,243	$299,185	$276,389
Earnings per common share:
Basic	$2.44	$2.06	$7.01	$6.42
Diluted	$2.43	$2.06	$6.98	$6.40
Weighted average shares outstanding:
Basic	42,673	42,813	42,651	43,044
Diluted	42,882	42,916	42,893	43,173
Cash dividend declared per common share	$0.27	$0.26	$0.80	$0.77
Other data:
Depreciation and amortization	$18,180	$16,197	$54,224	$44,521
Pre-tax equity-based compensation expense	$6,625	$3,546	$17,789	$12,986

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Consolidated Condensed Balance Sheets
(In thousands)

	September 30,		December 31,
	2023	2022	2022
Cash and cash equivalents	$571,006	$309,262	$300,742
Trade accounts receivable, net	351,164	334,449	269,124
Inventories	504,446	540,020	556,801
Other current assets	45,052	48,416	52,583
Total current assets	1,471,668	1,232,147	1,179,250
Property, plant and equipment, net	382,508	341,233	361,555
Operating lease right-of-use assets	66,144	48,196	57,652
Goodwill	483,413	467,990	495,672
Intangible assets, net	356,450	330,533	362,917
Other noncurrent assets	48,773	84,159	46,925
Total assets	$2,808,956	$2,504,258	$2,503,971
Trade accounts payable	$95,267	$98,646	$97,841
Long-term debt, current portion	22,500	22,500	22,500
Accrued liabilities and other current liabilities	309,802	225,020	228,222
Total current liabilities	427,569	346,166	348,563
Operating lease liabilities, net of current portion	53,808	38,650	46,882
Long-term debt, net of current portion and issuance costs	539,072	660,164	554,539
Deferred income tax and other long-term liabilities	119,015	121,723	140,608
Stockholders' equity	1,669,492	1,337,555	1,413,379
Total liabilities and stockholders' equity	$2,808,956	$2,504,258	$2,503,971

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Segment and Product Group Information
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2023	2022	change*	2023	2022	change*
Net Sales by Reporting Segment
North America	$456,820	$437,770	4.4%	$1,328,617	$1,332,911	(0.3)%
Percentage of total net sales	78.8%	79.1%		77.6%	81.3%
Europe	119,043	111,903	6.4%	371,074	296,592	25.1%
Percentage of total net sales	20.5%	20.2%		21.7%	18.1%
Asia/Pacific	4,221	3,989	5.8%	12,402	10,961	13.1%
	$580,084	$553,662	4.8%	$1,712,093	$1,640,464	4.4%
Net Sales by Product Group**
Wood Construction	$495,623	$478,554	3.6%	$1,468,585	$1,428,745	2.8%
Percentage of total net sales	85.4%	86.4%		85.8%	87.1%
Concrete Construction	84,141	74,933	12.3%	242,131	211,119	14.7%
Percentage of total net sales	14.5%	13.5%		14.1%	12.9%
Other	320	175	82.9%	1,377	600	129.3
	$580,084	$553,662	4.8%	$1,712,093	$1,640,464	4.4%
Gross Profit (Loss) by Reporting Segment
North America	$236,451	$207,948	13.7%	$680,218	$645,166	5.4%
North America gross margin	51.8%	47.5%		51.2%	48.4%
Europe	45,115	35,215	28.1%	139,538	91,691	52.2%
Europe gross margin	37.9%	31.5%		37.6%	30.9%
Asia/Pacific	1,771	1,402	N/M	4,515	3,948	N/M
Administrative and all other	(420)	(42)	N/M	(1,013)	(169)	N/M
	$282,917	$244,523	15.7%	$823,258	$740,636	11.2%
Income (Loss) from Operations
North America	$135,633	$127,318	6.5%	$393,456	$400,336	(1.7)%
North America operating margin	29.7%	29.1%		29.6%	30.0%
Europe	15,450	6,149	151.3%	42,894	10,339	314.9%
Europe operating margin	13.0%	5.5%		11.6%	3.5%
Asia/Pacific	477	234	N/M	718	898	N/M
Administrative and all other	(11,347)	(10,886)	N/M	(33,472)	(31,243)	N/M
	$140,213	$122,815	14.2%	$403,596	$380,330	6.1%

*	Unfavorable percentage changes are presented in parentheses, if any.
**	The Company manages its business by geographic segment but presents sales by product group as additional information.
N/M	Statistic is not material or not meaningful.

CONTACT:
Addo Investor Relations
investor.relations@strongtie.com
(310) 829-5400